DST to Acquire Remaining Interest in Joint Ventures,
BFDS and IFDS U.K., from State Street

State Street and DST to Continue IFDS Transfer Agency Joint Venture
in Canada, Ireland, and Luxembourg

KANSAS CITY, Mo. and BOSTON, Ma. – March 27, 2017 -- DST Systems, Inc. (NYSE: DST), a leading global strategic advisory, technology, and operations outsourcing company, and State Street Corporation (NYSE: STT), today announced definitive agreements for DST to acquire State Street’s ownership interest in the Boston Financial Data Services, Inc. (“BFDS”) joint venture and the International Financial Data Services Limited (“IFDS U.K.”) joint venture in the UK. BFDS provides innovative shareholder recordkeeping, intermediary and investor services, and regulatory compliance solutions to financial services clients in the United States. IFDS U.K. is an investor and policy holder administrative services and technology provider to the collective funds, insurance, and retirement industries. Following completion of these acquisitions, DST will own 100% of the equity interests in both BFDS and IFDS U.K. DST and State Street will continue to service offshore and cross-border markets in Canada, Ireland and Luxembourg through the 50/50 joint venture International Financial Data Services, L.P. (“IFDS L.P.”). The IFDS U.K. acquisition has closed and the BFDS acquisition is expected to close within the next several days.

"We are pleased to become the sole owner of BFDS and IFDS U.K.,” said Steve Hooley, Chairman, CEO and President of DST. “These businesses have always been strategically important to DST and we are confident that we can drive significant enhancements to the client experience and improve execution of key initiatives, while unlocking meaningful synergies and enhancing value to DST and its shareholders.”

Hooley added, “We are also excited about our continuing joint venture relationship with State Street through IFDS L.P. to jointly operate the Canada, Ireland and Luxembourg entities. We believe the joint venture structure in these countries provides the competitive advantage of a best-in-market integrated solution required for off-shore and cross-border markets.”

Mike Rogers, President of State Street said, “This decision involves an ownership change, not a service-level change for our clients. We will continue to work with DST as it offers transfer agency services for our clients globally. This decision will also allow us to continue to focus on our core competencies and further invest in areas where we can expand market share or add product and service capabilities for our clients.”

In the US, DST’s wholly-owned subsidiary will acquire State Street’s ownership interest in BFDS by delivery to State Street of approximately 2.0 million shares of State Street common stock owned by DST for total consideration of $157.6 million in a non-taxable exchange under Section 355 of the Internal

Revenue Code. BFDS is expected to contribute approximately $220 million of incremental operating revenue and $20 million of operating income to DST over the next twelve months before synergies, restructuring costs and amortization of the intangibles resulting from the acquisition. DST expects to achieve approximately $20 million of cost savings from the realization of synergies within the first 18 months and expects the transaction to be accretive to diluted earnings per share by $0.15 to $0.19 in the next twelve months before synergies, restructuring costs and amortization of intangibles.

In the U.K., DST’s wholly-owned subsidiary will acquire the ownership interest in IFDS U.K. for total cash consideration of $175 million. The acquisition will be funded through cash on hand and DST’s existing debt facilities. DST expects the consolidated IFDS U.K. businesses to contribute approximately $440 million of incremental annual operating revenues upon acquisition and $20 million of operating income before synergies, restructuring costs and amortization of intangibles over the next twelve months. DST expects the IFDS U.K. transaction to be accretive to diluted earnings per share by $0.18 to $0.22 in the next twelve months before synergies, restructuring costs and amortization of intangibles.

About DST
DST Systems, Inc. (NYSE:  DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. DST enables clients to transform complexity into strategic advantage by helping them continually stay ahead of and capitalize on ever-changing customer, business and regulatory requirements in the world's most demanding industries. For more information, visit the DST website at www.dstsystems.com.

About State Street
State Street Corporation (NYSE: STT) is one of the world's leading providers of financial services to institutional investors, including investment servicing, investment management and investment research and trading. With $29 trillion in assets under custody and administration and $2.47 trillion* in assets under management as of December 31, 2016, State Street operates in more than 100 geographic markets worldwide, including the US, Canada, Europe, the Middle East and Asia. For more information, visit State Street’s website at www.statestreet.com

* Assets under management for State Street Global Advisors (SSGA) were $2.47 trillion as of December 31, 2016. AUM reflects approximately $30.62 billion (as of December 31, 2016) with respect to which State Street Global Markets, LLC (SSGM) serves as marketing agent; SSGM and SSGA are affiliated.

Investor Contacts:
John Riley
DST Chief Marketing Officer, Communications and Investor Relations
1-816-435-1000

Anthony Ostler
State Street Senior Vice President and Head of Investor Relations
1-617-664-3477

Media Contacts:
Laura M. Parsons
DST Global Public Relations
1-816-843-9087
mediarelations@dstsystems.com

Carolyn Cichon
State Street Corporation
1-617-664-8672
ccichon@statestreet.com

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,”

“will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and may differ from the methods used by other companies. Such non-GAAP financial measures include operating income and diluted earnings per share excluding potential future savings from synergies, restructuring costs and amortization of intangibles. Management believes the exclusion of these items from the computation of operating income and diluted earnings per share provide meaningful supplemental information regarding future performance following the consummation of the transactions. These measures are used by DST management to evaluate our operations and are regularly presented to DST stockholders in connection with the issuance of quarterly earnings results. The Company has not reconciled non-GAAP operating income and diluted earnings per share to the relevant GAAP measure because it has not yet finalized the restructuring plans and have not completed the purchase accounting for the acquisitions and therefore are unable to forecast these items.

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